UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

H. J. Heinz Company

(Name of Registrant as Specified In Its Charter)

Trian Partners GP, L.P.

Trian Partners General Partner, LLC

Trian Partners, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Master Fund (Non-ERISA), L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Parallel Fund I General Partner, LLC

Trian Partners Parallel Fund II, L.P.

Trian Partners Parallel Fund II GP, L.P.

Trian Partners Parallel Fund II General Partner, LLC

Trian SPV (SUB) I, L.P.

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Edward P. Garden

Castlerigg Master Investments Ltd.

Sandell Asset Management Corp.

Castlerigg International Limited

Castlerigg International Holdings Limited

Thomas E. Sandell

Gregory J. Norman

Peter H. Rothschild

Michael F. Weinstein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐		Fee previously paid with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On May 26, 2006, the following information was posted to http://www.enhanceheinz.com:

“H. J. Heinz Company's record date is quickly approaching.  Those shareholders who wish to vote at Heinz's annual meeting (currently scheduled for August 16, 2006) must be shareholders of record as of June 8, 2006 (and have purchased shares by June 5, 2006).”

In addition, the following materials have been added to the timeline contained on such website:

“08/16/2006
H. J. Heinz Company Annual Meeting of Shareholders.”

“06/08/2006
H. J. Heinz Company’s record date. Those shareholders who wish to vote at Heinz’s annual meeting must be shareholders of record as of June 8, 2006 (and have purchased shares by June 5, 2006).”

“05/24/2006
Heinz issues a press release stating that its Board of Directors has rejected Trian’s request for Board representation.”

Security holders are advised to read the proxy statement and other documents related to the solicitation of proxies by Trian Fund Management, L.P., Sandell Asset Management Corp. and certain of their respective affiliates and nominees (collectively, the “participants”) from the shareholders of H. J. Heinz Company for use at the 2006 annual meeting of shareholders of H. J. Heinz Company when and if they are available because they will contain important information. When and if completed, a definitive proxy statement and form of proxy will be mailed to shareholders of H. J. Heinz Company and will, along with other relevant documents, be available at no charge at the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting Innisfree M&A Incorporated by telephone at 877-456-3442 or by e-mail at info@innisfreema.com. Information relating to the participants is contained in the Schedule 14A filed by Trian Fund Management, L.P. with the Securities and Exchange Commission on May 23, 2006.